                       CERTIFICATE OF LIMITED PARTNERSHIP
                           RESTATED DECEMBER 31, 1994

    Due to the transfer exchange of partnership units the Certificate of Limited Partnership of ANTI-GENE DEVELOPMENT GROUP is hereby restated:

   I.The name of the limited partnership is:

                             ANTI-GENE DEVELOPMENT GROUP

  II.The character of the business to be transacted is:

     development and commercialization of novel classes of compounds designed to bind selected genetic sequences and related technologies for diagnostic and therapeutic applications.

 III.The location of the principal place of business is at:

                                3107 NW Norwood Place
                               Corvallis, Oregon 97330

 IV. The address of its initial registered office in the State of Oregon is:

                                3107 NW Norwood Place
                               Corvallis, Oregon 97330

  V. The undersigned general partner designates the initial registered agent of the limited partnership and any successor registered agent as his personal registered agent and attorney upon whom any process, notice, or demand may be served which arises out of the conduct of the partnership affairs and which is required or permitted by law to be served upon a general partner.

 VI. The term for which the partnership is to exist is until December 31, 2018, unless sooner dissolved by consent of the general partner and a majority of the limited partners.

 VII.The name and residence of each member of the partnership and whether such member is a general or limited partner.

               NAME                             RESIDENCE                GENERAL OR LIMITED
-----------------------------------  --------------------------------  ----------------------
Anderson, David                      220 SW Avery                             limited
                                     Corvallis, OR 97333

Anderson, Lawrence & Janet           21052 Winfield Road                      limited
                                     Topanga, CA 90290

Ball, Peter                          2805 SW Fairmont Dr.                     limited
                                     Corvallis, OR 97333

Bartley & Starns                     2705 NW Glenwood Dr.                     limited
                                     Corvallis, OR 97330

Blackledge & Blackledge              PO Box 639                               limited
                                     Corvallis, OR 97339

Brajcich, Douglas                    West 601 Main, Suite 812                 limited
                                     Spokane, WA 99201

Brunner & Johnson                    2486 NE Dutch Vista #3                   limited
                                     Canby, OR 97013

Buchanan, Deanna                     PO Box 3205                              limited
                                     Friday Harbor, WA 98250

               NAME                             RESIDENCE                GENERAL OR LIMITED
-----------------------------------  --------------------------------  ----------------------
Buchanan & Buchanan                  1146 NW Alder Creek Dr.                  limited
                                     Corvallis, OR 97330

Buchanan, William                    1125 Bay Blvd.                           limited
                                     Newport, OR 97365

Dehlinger & Dehlinger                58 Roosevelt Circle                      limited
                                     Palo Alto, CA 94306

Einwaller, Chris                     10001 SW 25th Ave.                       limited
                                     Portland, OR 97219

Einwaller, Peter                     10001 SW 25th Ave.                       limited
                                     Portland, OR 97219

Einwaller, Tony                      295 Pond Lane                            limited
                                     Bow, WA 98232

Epplett, Louis                       815 Brookside Drive                      limited
                                     Eugene, OR 97405

Farrell, Pamela                      130 E. 38th Avenue                       limited
                                     Eugene, OR 97405

Fishler & Fishler                    9704 Cedar Crest Drive                   limited
                                     Sandy, UT 84092

Foster, Ernest                       1694 SW Squaw Creek Pl.                  limited
                                     Corvallis, OR 97333

Gehring, Byron                       4816 Cypress Ford Dr.                    limited
                                     Fuguay Vanna, NC 27526

Hall, Clifford                       7505 NW Hoodview Dr.                     limited
                                     Corvallis, OR 97330

Hare, Michael                        1601 SW Brooklane Drive                  limited
Pacific NW Trust Co., Cust.          Corvallis, OR 97333
FBO Salem Emerg Phys., Cust.

Harvey, Charles                      PO Box 1525                              limited
                                     Blythe, CA 92226

Hensley-Jones, Constance             774 SW Lookout Dr.                       limited
                                     Corvallis, OR 97333

Henderson & Pehkonen                 2007 Morningside Drive                   limited
                                     Florence, KY 41042

Heying, C. Stephen                   514 Redbud Lane                          limited
                                     Ashland, MO 65010

Hoard, Lott & Caldwell               307 Sunset Ave.                          limited
                                     Huntsville, AL 35801

Houghtaling & Houghtaling            2630 SW McGinnis Ave.                    limited
                                     Troudale, OR 97060

Ito & Ito                            3844 NW Jameson Dr.                      limited
                                     Corvallis, OR 97330

Johnson, Arnett                      8115 Sacajawea Way N.                    limited
                                     Wilsonville, OR 97070

               NAME                             RESIDENCE                GENERAL OR LIMITED
-----------------------------------  --------------------------------  ----------------------
Johnson, Donald                      1005 South Hilton Rd.                    limited
                                     Wilmington, DE 19803

Johnson C. & Johnson S.              1265 NW Heather Dr.                      limited
                                     Corvallis, OR 97330

Johnson K. & Johnson L.              2929 NW Highland                         limited
                                     Corvallis, OR 97330

Johnson M. & Johnson K.              4721 NW Virginia Place                   limited
                                     Corvallis, OR 97330

Kaiser, Henry                        14040 Kings Valley Hwy                   limited
                                     Monmouth, OR 97361

Koopman, Dirk                        5745 SW Arrowwood Lane                   limited
                                     Portland, OR 97225

Kraft & Kraft, Henry                 6508 Pontiac Drive                       limited
                                     Indian Head Park, IL 60525

Kraft & Kraft, Walter                2900 NE Pilkington Dr.                   limited
                                     Corvallis, OR 97330

Larpenteur, James A.                 1211 SW 5th, Suite 1800                  limited
                                     Portland, OR 97204

Latimer/Tabor Family Trust           7220 NE Logsdon Road                     limited
                                     Corvallis, OR 97330

Magee, Thomas & Joseph               9905 S. Damen Ave.                       limited
                                     Chicago, IL 60643

Malone, Kristeen                     3602 NW 135th Circle                     limited
                                     Vancouver, WA 98685

Mathews & Mathews                    3336 SW Willamette                       limited
                                     Corvallis, OR 97333

Novak & Novak                        14750 SW Bonanza Ct.                     limited
                                     Beaverton, OR 97007

Oregon Resource and                  4370 NE Halsey, Suite 233                limited
Technology Development Fund          Portland, OR 97213

Pyle, Jane                           3955 SW Brooklane Dr.                    limited
Revocable Living Trust               Corvallis, OR 97333

Pyle, Scotty                         3955 SW Brooklane Dr.                    limited
Revocable Living Trust               Corvallis, OR 97333

Rarick, et al.                       13 Pinto Lane                            limited
                                     Rolling Hills Est., CA 90274

Rarick, Wanda & Rose                 834 2nd St., Apt. 1 & 6                  limited
                                     Santa Monica, CA 90403

Reynolds, Kathryn                    PO Box 8317                              limited
                                     Black Butte Ranch OR 97759

Reynolds & Reynolds                  3293 NW Tanager Dr.                      limited
                                     Corvallis, OR 97330

               NAME                             RESIDENCE                GENERAL OR LIMITED
-----------------------------------  --------------------------------  ----------------------
Rose, Mark                           17824 SE Alder                           limited
                                     Portland, OR 97233

Schmidt & Schmidt                    7929 SE Duke St.                         limited
                                     Portland, OR 97206

Small, Enoch                         S. 6805 Tomaker Lane                     limited
                                     Spokane, WA 99223

Starns, Selma                        2705 NW Glenwood Dr.                     limited
                                     Corvallis, OR 97330

Summerton, James E.                  3107 NW Norwood Place                    general
                                     Corvallis, OR 97330

Summerton, Patricia                  3107 NW Norwood Place                    limited
                                     Corvallis, OR 97330

Timmins, Alan                        29290 SW Ladd Hill Road                  limited
                                     Sherwood, OR 97140

Weatherford, Marion                  Olex Rural Route Box 44                  limited
                                     Arlington, OR 97812

Weller & Weller                      3323 NW Elmwood                          limited
                                     Corvallis, OR 97330

Wildish, Forona                      455 Alexander Loop #137                  limited
                                     Eugene, OR 97401

Winner, Dennis                       1905 SW Custer                           limited
                                     Portland, OR 97219

Held as:                             121 SW Morrison, Suite 1450              limited
Enele and Co.                        Portland, OR 97204
Cust. FBO
Dennis D. Winner, MD
Keogh #4804

 VIII.
     The additional contributions of cash or property, if any, agreed to be made by each partner: NONE!

 IX. In the event the general partner concludes there are insurmountable difficulties preventing further development or commercialization of the partnership's inventions and patents, any uncommitted partnership funds and other assets, or proceeds from liquidation thereof, will be returned to the partners pro rata to their partnership interests.

  X. The share of the profits and losses which each partner shall receive by reason of his proportional ownership shall be:

    Losses, up to the amount invested, will be allocated yearly in direct proportion to the amount of capital each partner has invested during that year, or during that phase if the phase is less than one year. Losses will be calculated on a first-in first-out basis. Any additional losses will be allocated pro rata to all partnership interests.

    Profits will be distributed pro rata to all partnership interests.

                                                                                NUMBER OF
NAME                                                                            INTERESTS
--------------------------------------------------------------------------  ------------------
Anderson, David...........................................................      6
Anderson, Lawrence & Janet................................................      1
Ball, Peter...............................................................      1
Bartley & Starns..........................................................      20
Blackledge & Blackledge...................................................      43
Brajcich, Douglas.........................................................      .5
Brunner & Johnson.........................................................      2
Buchanan, Deanna..........................................................      4
Buchanan & Buchanan.......................................................      .5
Buchanan, William.........................................................      .5
Dehlinger & Dehlinger.....................................................      5
Einwaller, Chris..........................................................      1
Einwaller, Peter..........................................................      1
Einwaller, Tony...........................................................      1
Epplett, Louis............................................................      4
Farrell, Pamela...........................................................      1
Fishler & Fishler.........................................................      1
Foster, Ernest............................................................      6
Gehring, Byron............................................................      2
Hall, Clifford............................................................      .25
Hare, Michael.............................................................      1
Harvey, Charles...........................................................      1
Hensley-Jones, Constance..................................................      2
Henderson & Pehkonen......................................................      2
Heying, C. Stephen........................................................      1
Hoard, Lott & Caldwell....................................................      1
Houghtaling & Houghtaling.................................................      1
Ito & Ito.................................................................      1
Johnson, Arnett...........................................................      5
Johnson, Donald...........................................................      10
Johnson C. & Johnson S....................................................      1
Johnson K. & Johnson L....................................................      8
Johnson M. & Johnson K....................................................      6
Kaiser, Henry.............................................................      10
Koopman, Dirk.............................................................      1
Kraft & Kraft, Henry......................................................      10
Kraft & Kraft, Walter.....................................................      5
Larpenteur, James.........................................................      5
Latimer/Tabor Family Trust................................................      .25
Magee, Thomas & Joseph....................................................      1
Malone, Kristeen..........................................................      1
Mathews & Mathews.........................................................      10.5
Novak & Novak.............................................................      1
Oregon Resource & Tech. Dev. Fund.........................................      36
Pyle, Jane Revocable Living Trust.........................................      2
Pyle, Scotty Revocable....................................................
Living Trust..............................................................      2
Rarick, et al.............................................................      1
Rarick, Wanda & Rose......................................................      .5
Reynolds, Kathryn.........................................................      5

                                                                                NUMBER OF
NAME                                                                            INTERESTS
--------------------------------------------------------------------------  ------------------
Reynolds & Reynolds.......................................................      .5
Rose, Mark................................................................      .5
Schmidt & Schmidt.........................................................      2
Small, Enoch..............................................................      2
Starns, Selma.............................................................      10
Summerton, James E........................................................      1,422
Summerton, Patricia.......................................................      52
Timmins, Alan.............................................................      2
Weatherford, Marion.......................................................      2
Weller & Weller...........................................................      80
Wildish, Leonard A. Family................................................
Trust #1..................................................................      50
Winner, Dennis............................................................      1
    Total interests.......................................................      1,856

 XI. The right of a partner to substitute an assignee as partner in his place and the terms and conditions of that substitution are:

    Any partner is free to assign his interest or interests in the partnership unless the general partner concludes that such an assignment when added to previous assignments within the previous 12 months would jeopardize the tax status of the partnership.

 XII.Rights to admit additional limited partners are as follows: The general partner has the right to admit additional limited partners and the right to exercise a power of attorney to sign on behalf of the limited partners an amendment to this certificate--but only for the purpose of adding new limited partners, deleting retiring partners, or effecting partnership transfers.

 XIII.
     No right is given for one or more of the partners to have priority over other partners as to contributions or as to compensation by way of income, aside from that detailed in section X.

XIV. Rights to continue the business on the death, insanity, or retirement of the general partner are as follows:

    In the event of the death, insanity or retirement of the general partner, the partners shall elect by majority vote either to continue the partnership with a new general partner or to dissolve the partnership and distribute the assets pro rata to their interests with one vote corresponding to each partnership interest. Any selection of a new general partner shall be carried out by majority election with one vote corresponding to each partnership interest.

 XV. The right of a partner to demand and receive property other than cash in return for his contribution is as follows:

    No compensation other than that detailed in sections IX, X, and XIV of this certificate shall accrue to partners.

XVI. The right of a limited partner to vote upon matters affecting the basic structure of the partnership is as follows:

    Limited partners may vote to dissolve the partnership prior to its planned termination date. Consent of a majority of the limited partners plus the general partner will constitute grounds for early dissolution.